UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 18, 2008 (Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

 Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2008, the compensation committee of the board of directors of Cincinnati Financial Corporation awarded stock options and performance-based restricted stock units to the company's named executive officers designated in its most recent filings with the Securities and Exchange Commission.

Name and Title	Number of Option Shares Awarded	Number of Restricted Stock Units Awarded
John J. Schiff, Jr., Chief Executive Officer	30,000	9,480
James E. Benoski, President and Chief Operating Officer	30,000	9,480
Jacob F. Scherer, Jr., Senior Vice President, The Cincinnati Insurance Company	8,000	2,880
Kenneth W. Stecher, Chief Financial Officer and Executive Vice President, Secretary, Treasurer	8,000	2,880
Thomas A. Joseph, Senior Vice President, The Cincinnati Insurance Company	8,000	2,880

Each restricted stock unit represents the recipients' right to receive one share of the company's common stock in the future, when and as certain performance vesting conditions are met. Copies of the named executive officers' restricted stock unit grant agreements are attached as Exhibits 10.1 through 10.5. The compensation committee also adopted a standard form of performance-based restricted stock unit agreement that is attached as Exhibit 10.6.

 Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1 –   Restricted Stock Unit Agreement for John J. Schiff, Jr., dated February 18, 2008

Exhibit 10.2 –   Restricted Stock Unit Agreement for James E. Benoski., dated February 18, 2008

Exhibit 10.3 –   Restricted Stock Unit Agreement for Jacob F. Scherer, Jr., dated February 18, 2008

Exhibit 10.4 –   Restricted Stock Unit Agreement for Kenneth W. Stecher, dated February 18, 2008

Exhibit 10.5 –   Restricted Stock Unit Agreement for Thomas A. Joseph, dated February 18, 2008

Exhibit 10.6 –  Standard Form of Performance-based Restricted Stock Unit Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: February 22, 2008	/s/ Kenneth W. Stecher
Kenneth W. Stecher
Chief Financial Officer, Executive Vice President, Secretary and Treasurer
(Principal Accounting Officer)